                                                                   EXHIBIT 23(a)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (File No. 333-79837) of our report dated March 20, 2000 relating to the financial statements and financial statement schedule of New Valley Corporation, which appears in New Valley Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
September 18, 2000